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                         [KIRKLAND & ELLIS LETTERHEAD]

                                                                       Exhibit 5

                                                              September 10, 1996

Exide Corporation
645 Penn Street
P.O. Box 14205
Reading, Pennsylvania 19612-4205

    Re:  Exide Corporation
         Registration Statement on Form S-8


Ladies and Gentlemen:

     We are acting as special counsel to Exide Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 20,000 shares of Common Stock, $.01 par value, of the Company (the "Shares") pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 10, 1996 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be issued by the Company to directors of the Company, who are not employees of the Company or any of its subsidiaries, pursuant to the 1996 Non-Employee Directors Stock Plan (the "Plan").

     In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents

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Exide Corporation
September 10, 1996
Page 2


submitted to us as copies. We have further assumed the genuineness of the signatures of persons signing all documents and instruments in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of:
(i) any bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, moratorium and other similar laws affecting the rights of creditors generally, (ii) general principles of equity, regardless of whether enforceability of any obligation is considered in a proceeding in equity or at law, (iii) implied covenants of good faith, diligence, reasonableness and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies and (v) any laws except the General Corporation Law of the State of Delaware and the federal laws of the United States.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares, when issued in accordance with the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


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Exide Corporation
September 10, 1996
Page 3


     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion in the event of a change in law as a result of legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                       Very truly yours,

                                       /s/ Kirkland & Ellis

                                       KIRKLAND & ELLIS